EXHIBIT 99.1

At Fenix Parts:
Scott Pettit
Chief Financial Officer
708-407-7200
scottpettit@fenixparts.com

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Fenix Parts Receives Nasdaq Acceptance of its Plan to Regain Compliance

WESTCHESTER, IL - November 15, 2016 - Fenix Parts, Inc. (Nasdaq: FENX), a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products, today announced that The Nasdaq Stock Market (“Nasdaq”) has granted the Company's request for an exception to Nasdaq's filing requirement, as set forth in Nasdaq Listing Rule 5250(c)(1) (the "Rule"), which requires the timely filing of all periodic financial reports with the Securities and Exchange Commission (the "SEC").

As previously announced, on August 23, 2016, the Company received a non-compliance notice from Nasdaq as a result of the Company’s inability to timely file its Form 10-Q with the SEC for the quarter ended June 30, 2016. In its letter, Nasdaq notified the Company that it had 60 days to submit to Nasdaq a plan to regain compliance with the Rule.

On October 21, 2016, Fenix timely submitted to Nasdaq a plan to regain compliance with the Rule. After reviewing the Company’s plan, Nasdaq accepted the plan and granted an exception to enable the

Company to regain compliance with the Rule. Under the terms of the exception, the Company has until February 13, 2017 to file its second quarter Form 10-Q with the SEC.

In addition, the Company has filed with the SEC a Form 12b-25 Notification of Late Filing for its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. The Form 12b-25 allows the Company an additional five calendar days to file the third quarter Form 10-Q. The Company does not expect to file its third quarter Form 10-Q until after it has filed its second quarter 2016 Form 10-Q. Therefore, the Company expects to receive a non-compliance notice from Nasdaq stating the Company is not in compliance with its third quarter filing requirement following the five-calendar day extension. Under the terms of the exception, the Company has until February 13, 2017 to file the third quarter Form 10-Q.

The Company continues to work diligently with its new auditors to complete quarterly review and first-time-through procedures in order to be in a position to file with the SEC its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016 as soon as possible and to thereby evidence compliance with the Rule.

About Fenix Parts
Fenix Parts is a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products. The Company’s primary business is auto recycling, which is the recovery and resale of OEM parts, components and systems reclaimed from damaged, totaled or low value vehicles. Customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. Fenix provides its customers with high-quality recycled OEM products, extensive inventory and product availability, responsive customer service and fast delivery.

Fenix was founded in 2014 to create a network that offers sales, fulfillment and distribution in key regional markets in the United States and Canada. The Fenix companies have been in business an average of more than 25 years and currently operate from 16 locations throughout the Eastern U.S. and in Ontario, Canada.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.fenixparts.com or upon request from Fenix Parts.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.